Form 10-QSB



                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

[ X ]   Quarterly  Report  Pursuant  to Section 13 or 15(d) of the
 Securities
        Exchange Act of 1934

        For the quarterly period ended March 31, 1999

                                       OR

[   ]     Transition Report Pursuant  to Section  13 or 15(d) of the
 Securities
          Exchange Act of 1934

             For the transition period from __________ to __________

                          Commission File No. 2-97360-A

                         Triton Acquisition Corporation
             (Exact Name of Registrant as Specified in its Charter)

      Nevada                                                   59-
2091510
(State or Other Jurisdiction of                              (I.R.S.
Employer
incorporation or organization)
Identification Number)

                       211 West Wall, Midland, Texas 79701
          (Address of Principal Executive Offices, including Zip
Code)

                                 (915) 682-1761
              (Registrants telephone number, including area code)

Indicate by check mark whether Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days:

                                       Yes [X]         No [ ]

Indicate the number of shares  outstanding  of each of the  issuers classes of
common stock as of the latest practicable date:

             Class                            Outstanding as of
March 31, 1999


    Common Stock, $.0001 par value            7,950,000



Quarterly Report on Form 10-QSB for the Three Months Ended March 31,
1999
Triton Asset Management, Inc.-Page 1

                         PART I-FINANCIAL INFORMATION

Item 1.  Financial Statements.

         The accompanying interim unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by generally accepted accounting
principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included, and the disclosures are adequate to make the information presented not misleading. Operating results for the three months ended March 31, 1999, are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. These statements should be read in conjunction with the financial statements and notes thereto included in the Annual Report on Form 10-KSB (filed with the Securities and  Exchange
Commission) for the year ended December 31, 1998.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                         Triton Acquisition Corporation
                          (a development-stage company)


        Page

        ----
Balance Sheets as at March 31, 1999 (unaudited), and

  December 31, 1998
           3

Statements of Operations for the Three Months Ended
  March 31, 1999, and 1998 (unaudited)
           4

Statements of Cash Flows for the Three Months Ended
  March 31, 1999(unaudited), and 1998 (unaudited)
           5



       Quarterly Report on Form 10-QSB for the Three Months Ended
March 31, 1999
Triton Asset Management, Inc.-Page 2



                         Triton Acquisition Corporation
                          (a development-stage company)
                              Balance Sheets as at
                March 31, 1999 (unaudited), and December 31, 1998


                                     ASSETS

March 31, 1999       December 31, 1998


(unaudited)

Cash                        -0-                   -0-

Total Assets                -0-                   -0-

LIABILITIES AND SHAREHOLDERS EQUITY

Liabilities
Accounts Payable              4,451                 3,820
Advances from stockholders    1,000                 1,000

Total Liabilities             5,451                 5,451

Shareholders Equity
Common Stock, $.0001 par value
 per share; 100,000,000 shares,
7,950,000 shares
 issued and outstanding     159,000               159,000
Additional paid-in Capital  227,144               227,144
Deficit Accumulated During
 Development Stage        (441,565)             (441,565)
Total Shareholders
Equity (Deficit)            (5,451)               (5,451)
Total Liabilities and
 Shareholders Equity          -0-                   -0-


Quarterly Report on Form 10-QSB for the Three Months Ended March 31,
1999
                                            Triton Asset Management,
Inc.-Page 3

                         Triton Acquisition Corporation
                          (a development-stage company)
               Statements of Operations For the Three Months Ended
           March 31, 1999 (unaudited), and March 31, 1998
(unaudited)

                                              March 31, 1999
March 31, 1998
                                                (unaudited)
  (unaudited)

Revenue                                             -0-
     -0-

         Total Revenue                              -0-
     -0-

Expenses

  Professional Fees                                 -0-
     -0-
  Regulatory Expense                                -0-
     -0-
  Advertising and Marketing                         -0-
     -0-
  Miscellaneous Expense                             -0-
     -0-
  Office Supplies                                   -0-
     -0-

         Total Expenses                             -0-
     -0-

Net Income (Loss) Before Taxes                      -0-
     -0-

Net Income (Loss)                                   -0-
     -0-

Primary Earnings Per Common Share                   -0-
     -0-

Net Earnings (Loss)                                 -0-
     -0-

Weighted Average Number of                    7,950,000
7,950,000
 Common Shares Outstanding

Fully Diluted Earnings Per
 Common Share                                       -0-
     -0-

Net Earnings (Loss) Per
 Common Share                                       -0-
     -0-



Quarterly Report on Form 10-QSB for the Three Months Ended
March 31, 1999
Triton Asset Management,
Inc.-Page 4

                         Triton Acquisition Corporation
                          (a development-stage company)
               Statements of Cash Flows for the Three Months Ended
           March 31, 1999 (unaudited), and March 31, 1998
(unaudited)

                                            March 31, 1999
March 31, 1998
                                               (unaudited)
 (unaudited)

Cash Flows from Operating
 Activities                                    -0-
  -0-

Increase in Accrued Liabilities                -0-
  -0-

New Cash Used from
 Operating Activities                          -0-
  -0-

Cash Flows from Investing
 Activities                                    -0-
  -0-

Total Cash Flow from
 Financing Activities                          -0-
  -0-

Cash at Beginning of Period                    -0-
  -0-

Net increase (decrease)                        -0-
  -0-

Cash at End of Period                           0-
  -0-





       Quarterly Report on Form 10-QSB for the Three Months Ended
March 31, 1999
                                            Triton Asset Management,
Inc.-Page 5

Item 2. Managements Discussion and Analysis of Financial Condition and
              Results of Operations.

Discussion of Financial Condition

         The Company currently has no revenues, no operations and owns no assets. The Company will remain illiquid until such time as a business combination transaction occurs, if ever. No prediction of the future financial condition of the Company can be made.

Plan of Business

         General. The Company intends to locate and combine with an existing, privately-held company which is profitable or, in managements view, has growth potential, irrespective of the industry in which it is engaged.
 However,  the
Company does not intend to combine with a private company which may be deemed to be an investment company subject to the Investment Company Act of 1940. A combination may be structured as a merger, consolidation, exchange of the
Companys common stock for stock or assets or any other form which will result in the combined enterprises becoming a publicly-held corporation.

         Pending negotiation and consummation of a combination, the Company anticipates  that  it  will  have,  aside  from  carrying  on its search  for a
combination partner, no business activities, and, thus, will have no source of revenue. Should the Company incur any significant liabilities prior to a
combination  with  a  private  company,  it may  not be  able  to satisfy  such
liabilities as are incurred.

         If  the   Companys   management   pursues  one  or  more
  combination
opportunities beyond the preliminary negotiations stage and those negotiations are subsequently terminated, it is foreseeable that such efforts will exhaust the Companys ability to continue to seek such combination opportunities before any successful combination can be consummated. In that event, the Companys
common stock will become  worthless  and holders of the  Companys common stock
will receive a nominal distribution, if any, upon the Companys liquidation and dissolution.




       Quarterly Report on Form 10-QSB for the Three Months Ended
March 31, 1999
                                            Triton Asset Management,
Inc.-Page 6

         Combination  Suitability  Standards.  In its pursuit for a combination
partner,   the  Companys   management  intends  to  consider  only
 combination
candidates which are profitable or, in managements view, have growth potential.
The  Companys  management  does not intend to pursue any
combination  proposal
beyond the preliminary  negotiation  stage with any combination candidate which
does not furnish the Company with audited financial  statements for at least its
most recent fiscal year and unaudited  financial  statements for interim periods
subsequent to the date of such audited financial statements, or is in a position
to provide such financial  statements in a timely  manner.  The
Company will, if
necessary  funds are  available,  engage  attorneys  and/or
accountants  in its
efforts to  investigate  a  combination  candidate  and to
consummate a business
combination.  The  Company  may  require  payment  of fees  by such combination
candidate  to fund the  investigation  of such  candidate.  In the event  such a
combination candidate is engaged in a high technology business,  the
Company may
also obtain  reports  from  independent  organizations  of
recognized  standing
covering  the  technology  being  developed  and/or used by the candidate.  The
Companys limited  financial  resources may make the acquisition of such reports
difficult or even impossible to obtain and, thus, there can be no assurance that
the Company will have sufficient  funds to obtain such reports when considering
combination  proposals  or  candidates.  To the extent the  Company is unable to
obtain  the  advice  or  reports  from  experts,   the  risks  of
 any  combined
enterprises being unsuccessful will be enhanced. Furthermore, to the knowledge of the Companys officers and directors, neither the candidate nor any of its directors, executive officers, principal shareholders or general partners:

         (1) will not have been convicted of securities fraud, mail fraud, tax fraud, embezzlement, bribery, or a similar criminal
                  offense involving misappropriation or theft of funds, or be the subject of a pending investigation or indictment involving any of those offenses;

         (2)      will  not  have  been  subject  to a  temporary
 or  permanent
                  injunction   or   restraining   order  arising
from  unlawful
                  transactions  in securities,  whether as issuer,
 underwriter,
                  broker,  dealer, or investment advisor,  may be
the subject of
                  any pending  investigation or a defendant in a
pending lawsuit
                  arising   from  or  based   upon   allegations
 of   unlawful
                  transactions in securities; or

         (3)      will not have been defendants in a civil action
which resulted
                  in a final  judgement  against it or him  awarding
 damages or
                  rescission   based  upon   unlawful   practices
 or  sales  of
                  securities.

         The Companys officers and directors will make these determinations by asking pertinent questions of the management of prospective combination
candidates. Such persons will also ask pertinent questions of others who may be involved in the combination proceedings. However, the officers and directors of the Company will not generally take other steps to verify independently
information obtained in this manner which is favorable. Unless something comes to their attention which puts them on notice of a possible disqualification which is being concealed from them, such persons will rely on information
received from the management of the prospective combination candidate and from others who may be involved in the combination proceedings.


                           PART II-OTHER INFORMATION

Item 1.  Legal Proceedings.

         None.

Item 2.  Changes in Securities.

         None.

Item 3.  Defaults upon Senior Securities.

         None.


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       Quarterly Report on Form 10-QSB for the Three Months Ended
March 31, 1999
                                            Triton Asset Management,
Inc.-Page 7

Item 4.  Submission of Matters to a Vote of Security Holders.

         None.

Item 5.  Other Information.

         None.

Item 6.  Exhibits and Reports on Form 8-K.

         (a)      Exhibits.

                  None.

         (b)      Reports on Form 8-K.

                  None
                                   SIGNATURES

         In accordance with the  requirements of the Securities
Exchange Act of
1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated:  April 1, 1999     Triton Asset Management, Inc.



                                   By:  /s/ Glenn A. Little
                                            -----------------------
                                            Glenn A. Little
                                            President and
                                            Principal Financial
Officer








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--------------
       Quarterly Report on Form 10-QSB for the Three Months Ended
March 31, 1999
                                            Triton Asset Management,
Inc.-Page 8